Exhibit 99.1

T h e Ga t e w ay t o Bi t coin Financia l Services Oc t o b e r 20 2 4 Strictly Private & Confidential. Do Not Distribute. © Fold, Inc

2 [ ] Disclaimer Ab o u t this P r ese n t a tion This investor presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential private placement of securities of FTAC Emerald Acquisition Corp. ("Emerald") in connection with a potential business combination (the “Business Combination”) between Fold Inc. (the “Company”) and Emerald and related transactions and for no other purpose. The information contained herein does not purport to be all - inclusive and none of Emerald, the Company or their respective representatives or a ﬃ liates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities. No such offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and ﬁnancial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you conﬁrm that you are not relying upon the information contained herein to make any decision. The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b - 5 thereunder. This Presentation and information contained herein constitutes conﬁdential information and is provided to you on the condition that you agree that you will hold it in strict conﬁdence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of the Company and is intended for the recipient hereof only. F o r w a r d Loo k i n g S t a te men ts This Presentation contains certain forward - looking statements within the meaning of the federal securities laws with respect to the proposed Business Combination. Forward - looking statements generally relate to future events or the Company’s future ﬁnancial or operating performance. For example, statements regarding anticipated growth in the industry in which the Company operates and anticipated growth in demand for the Company’s products and services, the satisfaction of closing conditions to the Business Combination and the timing of the completion of the Business Combination are forward - looking statements. In some cases, you can identify forward - looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, the ability of the Company to grow and manage growth, maintain relationships with customers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business or competitive factors; the Company’s estimates of expenses and proﬁtability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and continue to innovate its existing products and services. Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements, which speak only as of the date they are made. The Company undertakes no duty to update these forward - looking statements. F i n a n ci a l I n f o r ma tion The ﬁnancial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be ﬁled relating to the Business Combination and the proxy statement/prospectus contained therein. I n d u s try a n d M a r k et Da ta In this Presentation, the Company relies on and refer to certain information and statistics obtained from third - party sources which the Company believes to be reliable. The Company has not independently veriﬁed the accuracy or completeness of any such third - party information. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. I m p o r t a n t I n f o r ma tion f or I n ve s tors a n d S toc k hold e r s This Presentation relates to a proposed transaction between Emerald and the Company. This Presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Emerald intends to file a registration statement on Form S - 4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a prospectus and proxy statement of Emerald, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Emerald stockholders. Emerald also will file other documents regarding the proposed Business Combination with the SEC. Before making any voting decision, investors and security holders of Emerald are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Business Combination as they become available because they will contain important information about the proposed Business Combination. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Emerald through the website maintained by the SEC at www.sec.gov. Participants in the Solicitation Emerald and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Emerald’s stockholders in connection with the proposed Business Combination. A list of the names of the directors and executive officers of Emerald and information regarding their interest in the Business Combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. Strictly Private & Confidential. Do Not Distribute. © Fold, Inc

Sponsor Overview

COHEN CIRCLE | Industry Leading Sponsors, Backed by a Prominent Team

Summary

Strong Strategic Partner	Leader in the SPAC Market	Experienced Team	Impressive Track Record
Sponsor team brings deep expertise in payments & financial services	A pioneer in the evolution of the SPAC structure & unlocking significant value	Operational & financial expertise with an investor lens to complement Fold	Strong reputation with institutions for partnering with quality companies

Experienced Team



Brace Young
CEO & President, FTAC Emerald



Betsy Cohen
Chairman of the Board, FTAC Emerald



Daniel Cohen
Co-Founder, Cohen Circle



Amanda Abrams
CEO, Cohen Circle

Select Portfolio Companies

cardconnect	intermex	paya	Payoneer	PWP
+90% return[1]	+74% return[2]	$250mm+	$300mm	+100% return[3]
From IPO to sale to First Data in July 2017	Since IPO	Upsized PIPE	Upsized PIPE	Since IPO

1) Return on units based on acquisition consideration paid by First Data of $15.00 per share of CCN common stock and $3.99 per CCN warrant (assumes warrants were issued within 30 days of acquisition closing), per tender offer statements filed by CCN and First Data with the SEC on 06.07.2020
2) Return based on IMXI common stock closing price as of 10.03.2024. For each whole warrant, reflects 0.201 shares of IMXI common stock and $1.12 in cash issued to warrant holders pursuant to IMXI's Offer to Exchange Warrants filed on Form S-4 with the SEC on 3.28.2019
3) Return based on PWP common stock closing price as of 10.03.2024

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3

4 Strictly Private & Confidential. Do Not Distribute. © Fold, Inc Introductions T oda y ’ s P rese nt e r s Will Re e v e s C E O & C o - Fou n d e r Wolfe R e p ass V P of Fina n c e Jo n at h an Kirkwood C o - Fo un d e r, T en 31

5 Strictly Private & Confidential. Do Not Distribute. © Fold, Inc 3 25 59 210 354 465 596 760 923 1 , 07 1 1 , 24 1 7 9 10 20 39 115 72 116 180 272 389 490 647 758 889 2023 2022 2021 2020 2019 2018 2017 2015 2016 2014 2013 2012 2011 2004 2003 2002 2001 2000 Users 1999 I nte r ne t 1998 ers 1996 1997 Bi t c o i n U s 1995 1994 1993 1992 Bi t coin O v er v i e w A Fast - Growing Brand & Rapid Adoption Trends T h e i n t er ne t la u n c h e d in 19 8 3 , whil e bi t c o i n , introduced in 2009, has shown a notably faster a do p t i o n r a t e. C o m p a r i n g a do p t i o n a c r o s s t h eir existence highlights bitcoin's accelerated growth Amon g t h e Best P e r f o r m i n g A s se t s o f t h e L ast D e c a d e 1 ~1,550% S in c e J a n u a r y 2 0 1 9 2 Bitcoin vs the Internet Adoption: Total customers (Millions) 3 1 ) F o r b e s , b i t co i n P r i c e H i s t o r y 200 9 t o 2022 , 04 . 16 . 2024 2 ) M a r k et d a t a fr o m 01 . 01 . 201 9 t o 10 . 03 . 2024 3) Our World In Data, Glassnode. Total number of bitcoin addresses used as proxy for the number of bitcoin users

6 Strictly Private & Confidential. Do Not Distribute. © Fold, Inc No t e : M a r k et d a t a a s o f 10 . 03 . 2024 Market Backdrop Bitcoin has Outperformed Key Assets, Indices & Big Tech Since Jan 2019 Bi g T e ch K e y Ass e ts & I n d i ce s ( G o l d) ( S i l v er) (Bonds) 1548 . 3% 168.2% 127.4% 107.4% 103 . % ( 10 . 7% ) 472.3% 310.1% 222.9% 164.1% 142.3%

The New Standard

Bitcoin has the Potential to Protect Everyday People from Inflation

The Dollar is Inflationary[1,2]


'13–'68: First 50 years
$USD Lost 77% of Value
'68–'23: Second 50 Years
$USD Lost 90% of Value
'23 – '33: 10 Years
$ USD May Lose ~50% of Value
1913: Federal Reserve is Created
1944: Bretton Woods established USD as the worlds reserve currency
1971: Nixon ends Bretton Woods; starts modern day Fiat currency system
2023: Purchasing power decreases to $0.02 from 1913 levels
2033: Assuming 4% inflation per year for '23 – '33 the $ value will drop to $0.01
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
1913
1923
1933
1943
1953
1963
1973
1983
1993
2003
2013
2023
2033

While Bitcoin has been Deflationary[3]


2016
$299,800
~690 Bitcoin
2020
$329,000
~46 Bitcoin
2024
$420,800
~10 Bitcoin

Bitcoin has a fixed supply unlike traditional fiat currency and has the potential to protect people from excessive money printing that can lead to inflation

1) Federal Reserve Bank of Minneapolis, Customer Price Index, 1913
2) New York Fed, Independent Institute, U.S Department of State, Office of the Historian, Nasdaq
3) Federal Reserve Bank of St. Louis, Q1 Median Housing Prices, Market Prices based on Jan 1st of each year

Strictly Private & Confidential. Do Not Distribute. © Fold, Inc

7

Company Overview

Fold is a Gateway to Bitcoin-Based Financial Services for an Expanding Network

Company Highlights

2019
Year Founded

#1
Bitcoin Rewards Card[1]
Forbes

Top 8
Public Bitcoin Treasury[2]

1,000+
Bitcoin Holdings[3]

Strategic Partners

VISA

BitGo

MARQETA


9:41
Welcome home, Satoshi.
Bitcoin is currently at $60,354.49.
CASH
$539,229.00
Deposit
Withdraw
BITCOIN
300,212,312
REWARDS
912,312
WHAT'S NEW
Get peace of mind.

Customer Highlights[4]

575K
Total Accounts

$50M+
In Monthly Volume

$40M+
Rewards Distributed[5]

$2B+
In Total Volume

64%
Customers Want Bitcoin Financial Services

<$10
Customer Acquisition Cost

1) Forbes, Best Crypto Rewards Cards of July 2024
2) Bitcoin holdings as of latest public filings as of 10.03.2024. Excludes bitcoin mining companies and exchanges
3) Bitcoin holdings as of 10.03.2024
4) Based on historical company data & customer surveys from 2022 – 2024. Period of data collection may vary across the different statistics
5) Based on Bitcoin price of $64,480 as of 07.16.2024

Strictly Private & Confidential. Do Not Distribute. © Fold, Inc

8

Products Overview

Fold’s Current Product Offerings


DEBIT
VISA

Debit Card & FDIC Cash Account

- Visa **Prepaid Debit Card** for spending and bitcoin rewards
- **Checking Account** (FDIC) for direct deposit & bills
- Up to **1.5%** back in bitcoin on top spending categories, mortgage, rent and bills
- **~2x higher rewards** than the leading cash back debit card



Rewards Network

- **Bitcoin rewards** on all transactions
- **Expansive merchant** rewards network
- Customers can **win up to 1 full bitcoin per spending transaction**
- Up to **20%** bitcoin rewards at **100M+** top merchants



Insured Bitcoin Custody & Trading

- Buy bitcoin with **low to zero fees**
- Withdraw bitcoin **instantly**
- **Set amount** to buy daily, weekly, or monthly
- Bitcoin purchases via **Round-Ups** on every Fold Card transaction

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9

Platform Strengths

Delivering Value for Stakeholders

01 Bitcoin financial services platform that seamlessly integrates dollars with bitcoin & making way for powerful new financial products

02 Debit Card & FDIC Insured Cash Account allows customers to spend on everyday goods and pay monthly bills, earning bitcoin rewards on each transaction

03 Insured bitcoin Custody and Zero Fee Trading allows customers to save money on trading commissions and take control of their financial stability

04 Fold's Merchant Offers are among the most extensive rewards networks with card-linked offers, gift cards and affiliate offers

05 Financial Automations enable automatic paycheck conversion to bitcoin, recurring investment and round-ups on purchases

06 Bitcoin Treasury & Accumulation strategy increases potential bitcoin exposure for both Fold and our shareholders

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10

Customer Base Statistics

Highly Engaged Base with Potential for Cross Selling

83%
Are aged between 25 - 54 years

65%
Make over $100K

80%
Have prime credit

46%
Want access to credit & loans

84%
Interested in a business account

87%
Of premium customers engage in 2+ products

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Note: Based on historical company data & customer surveys from 2022 – 2024. Period of data collection may vary across the different statistics

11

Product Roadmap

Comprehensive Financial Services Driven by High Customer Engagement



Current Offerings
Near Term
Future Opportunities
Long Term
Custody & Trading
Banking & Payments
Merchant Rewards
Joint Accounts
Credit Card
Business Accounts
Loans
VISA
FOLD
Strong Customer Involvement[1]
Deep Customer Penetration

Strictly Private & Confidential. Do Not Distribute. © Fold, Inc

1) Based on historical company data & customer surveys from 2022 – 2024

12

13 Strictly Private & Confidential. Do Not Distribute. © Fold, Inc 8,211 4 11,509 3 252,220 2 1,000+ 1 1,012 8 1,176 7 1,717 6 2,410 5 Note : Excludes miners and exchanges. Bitcoin holdings based on public filings as of: 1) 10.03.2024 2) 09.19.2024 Bi t coin S t ac k ing | A Un iqu e St r a t e g y t o C a p tu r e Potential Upside from Bitcoin Appreciation Bi t coin as a T r e a s u r y Str a t e gy Ap p r e c iat i on: D u e t o t h e p ac e o f b i t c o in adoption, the price of bitcoin is expected to i n c r e as e o v e r t h e lo n g t e rm Inflation Hedge: Bitcoin’s limited lifetime su p p ly c a n m a k e it a h e d g e a g ain st i n f la t i o n an d t h e d e v aluati o n o f f iat c u r r e n c i e s d u e t o i t s f i x e d supply and increasing demand Global Liquidity: Bitcoin’s 24/7 global market presence provides companies with the flexibility to manage finances efficiently, offering quick access to funds when needed D i v e r sif i c atio n : I n c o rp o r a t i n g Bi t c o in a s a treasury strategy diversifies a company’s asset base, reducing reliance on traditional financial instruments and potentially enhancing overall portfolio upside Top Public Companies with Bitcoin Stacking Strategy & their Current Bitcoin Holdings Commentary 940 6 147 9 413 6 352 6 3) 10.01.2024 5) 08.22.2024 7) 03.08.2024 4) 06.20.2024 6) 06.30.2024 8) 08.26.2024 9) 05.31.2024

Monetization

How Fold Generates Revenue


Customers
Customers earn more bitcoin & require more financial services
Customers actively engage in spending activities on the network, driving transaction volume
Subscription Plans for premium features & services
Insurance Premiums on assets under custody
Interchange on all card transactions
Business Accounts with access to all existing product lines
FOLD × B
Satsflow1 Engine
Revenue Share on merchant offers & partnerships
Expanded Credit Offerings with interest & BTC appreciation shares
Transaction Spreads on bitcoin transactions
Transaction Fees – ATM, international, instant transfers & bitcoin
Increased network volume grows the amount of bitcoin in the treasury
Bitcoin Treasury
Current Offerings
Future Opportunities

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1) “Satsflow” measures the incremental amount of bitcoin generated through our corporate activities. “Sats,” or “Satoshis,” represent the smallest unit of bitcoin, with each bitcoin consisting of 100,000,000 satoshis

14

Bi t coin as a T reas ury Reser v e A s s et Fold has Amassed 1,000+ Bitcoin in Our Corporate Treasury F ol d is t r ackin g t o b e t h e fi r st p u b l i c l y t r a d e d pur e pl a y bi t coi n fina n ci a l servic e s company 1) Yahoo Finance, Top 20 companies with the most cash reserves, 02.16.2024 2) Per bitcoin whitepaper the total supply of bitcoin is limited to 21 million and per Certified EO there are 33 million total U.S co mpanies. The total number of companies that can own 1K bitcoin would be (21 million / 1000) / 33 million or <0.1% of total U.S companies 3) B i t co i n h o l d i n g s a s o f 10 . 03 . 2024 4) M a r k et d a t a a s o f 10 . 03 . 2024 15 Strictly Private & Confidential. Do Not Distribute. © Fold, Inc Bi t c oi n i s a n A d d itiona l L e v er t o A c c rue V alue x US public companies have $6.9 trillion in cas h r ese r v e s 1 . Y et only < 0 .1% of US companies can own 1K+ bitcoin on balance sheet due to supply limitations 2 x Fold plans to be the first public company t o d e bu t wit h 1 , 00 0 + bi tcoin t r e asu r y 3 x MicroStrategy is up 1,000%+ over last 5 years, outperforming bitcoin by ~ 1.6x 4

16 Strictly Private & Confidential. Do Not Distribute. © Fold, Inc Cus t omer B e ne fi t s Expanding Access to Wealth Creation for F old ' s Cust ome r s 50% o f Ame ri c a n s h a v e n o s a ving s or l e s s s a vin g s t h a n p r io r y e a r s . 1 F o ld democratizes wealth creation by aiming to make bitcoin accessible to everyone. Since Q3’19, our bitcoin rewards have outpaced inflation and typical credit card perks 64 % o f Ame ri c a n s b eli e v e t he Ame r ic a n D r e a m is n o lon g er p o s s ibl e . 2 E v er y pu r c has e em p o w er s c u s t o m er s t o take ownership of their financial future and reinvigorate the American dream 5 4 % o f bit coin e c o s y s t em is p o w e r e d by renewable energy sources . 3 Fold seeks t o b e a fi n t e c h l e a de r by s p e a r h e a di n g eff o r t s in cl e a n ene r g y a do p t i o n wit h i n t he bitcoin ecosystem 1) Na s d a q , Ame r i c an s D o No t H a ve En o ug h Sa v i n g s , 01 . 02 . 2023 2) Wall Street Journal, Voters See American Dream Slipping Out of Reach, WSJ/NORC Poll Shows, 11.24.2023 3) Yahoo Finance, Bitcoin mining’s green mile, 01.18.2024 4) Graph shows relative value of cash rewards vs bitcoin rewards using the aggregate Fold rewards as a case study. Data as of 07.17.2024 Q3 20 1 9 $20.1M 20 2 0 20 2 1 20 2 2 20 2 3 20 2 4 C a s h V a l u e o f R e w a r d s B T C V a l u e o f R e w a r d s $43.5M 116%+ V alue o f F ol d ’ s Bi t coin R e w a r d s Co m p a r e d t o Ca s h R e w a r d s 4 Commentary

Financials

Our Model Powers Our Earnings Generation Formula

Rapidly Growing Base		Average Revenue Per Customer		Low-Cost Operating Platform		Fold's Earning Power
Customers	×	ARPU[1]	−	Costs	=	**Opportunity**

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1) ARPU is defined as Total Revenue over a period divided by Total Active Accounts

17

Financials

Fold Expects User Growth to Increase over 2024 & 2025, in Line with the Bitcoin Halving Cycle

Year[1]	FOLD EOP User Growth %	EOP Price Change %[2]
2019	49.5%	94.3%
2020	**196.9%**	**305.1%**
2021	84.5%	59.8%
2022	10.7%	(64.2%)
2023	5.9%	153.0%

Bitcoin halving year (2020) — Improved growth compared to prior period (2020)

Commentary[1]

- Bitcoin halvings are reoccurring events that take place every four years & cut the **reward for bitcoin mining in half**
- **Halvings are aimed at counteracting inflation** by maintaining scarcity in supply & incentivizing miners to keep processing bitcoin transactions
- Based on the **historical expansion** of Fold's user base **2020-2021**, halving events are generally bullish for bitcoin & bitcoin-based platforms
- While there are many other factors influencing bitcoin's price & volume, Fold expects the most recent halving from **April 2024** to **drive strong user & network growth** in the go forward

Strictly Private & Confidential. Do Not Distribute. © Fold, Inc

1) Forbes, Bitcoin Halving: How It Works And Why It Matters, 04.20.2024
2) Factset data as of December 31st of each year

18

Financials

Customer Acquisition Funnel


FOLD
All Customers
Rewards Accounts[1]
13x
Customer LTV / CAC[4,5]
Verified Accounts[2]
26x
Customer LTV / CAC[4,5]
Premium Customers[3]
37x
Customer LTV / CAC[4,5]

Commentary

- Fold's **575K+ accounts** provide an opportunity to drive significant customer expansion
- As customers move down the funnel to the premium category, their **LTV / CAC has the potential to increase exponentially**
- Fold's **premium customers** generate **high margin recurring revenue** through Fold's monthly and annual subscription offerings
- Premium customers have the longest average lifetime on the platform **(~23 months)** which we expect to increase in the future
- We believe Fold's **industry leading LTV / CAC** will support the acquisition of new accounts at a **cost-effective rate** to drive substantial user growth

1) Rewards Accounts are defined as Fold customers that have earned bitcoin rewards on our platform
2) Verified Accounts represent users who have gone through Know Your Customer ("KYC") verification to participate in our banking and exchange products
3) Premium customers including subscribers to Fold+
4) Customer LTV calculated in accordance with the following formula for each product within a given customer segment and aggregated across all products for such customer segment): LTV = Avg. ticket size x Avg. # of transactions per month x gross margin % x retention period, calculated based on gross revenues. Retention period derived from Company's historical data generally. All other factors in formula derived from the Company's data with respect to the 6-month period ended 6.30.2024
5) CAC includes sign-up bonuses and traditional marketing / ads

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19

Financials

Top Line Financial Profile

Revenue ($M)


~29%
2022 – 2025E Revenue CAGR
$28.9M
$21.5M
$24.0M
$61.6M
Avg. '22-'24 Marketing Spend: ~$330K
~12X
Marketing Budget:
$3M
2022
2023
2024[1]
2025[1]

Commentary

- Over the past 2 years, Fold has undertaken one-time strategic changes in sales channels, custody partner(s) & marketing efforts to **drive longer-term revenue & gross margin improvements**
- Historically, Fold's traditional marketing spend has been ~**5% of operating budget** on average. Since we have been focused on **creating leading financial products for customers,** we expect to allocate **25%+** of our operating budget in 2025E towards marketing & customer acquisition[1]
- **We believe Bitcoin appreciation & adoption** will continue to support Fold's platform growth in the future
- **New products** such as credit cards, insurance and yield on assets under custody are expected to **unlock opportunities for cross selling**

1) This is a goal and is forward-looking. Actual results will vary, and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that this goal will be achieved, and the Company undertakes no duty to update its goals

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20

Financials

Diversifying Revenue Streams


4%
$24.0M
2024E Revenue[1]
96%

Credit & Loans:

- ✓ New credit card product is **expected to launch in 2025**
- ✓ Strong **interest** from existing user base
- ✓ High potential to cross sell with Fold's **65K+ debit card holders**


3%
43%
$61.6M
2025E Revenue[1]
54%

Custody & Trading:

- ✓ **Growing** assets under custody
- ✓ Greater monetizable **volumes**
- ✓ **Unlock** non-cardholders
- ✓ Expected geographic **expansion**
- ✓ **New monetization** avenues such as revenue share on AUC & premiums on insurance

Banking & Payments:

- ✓ Expected greater **market penetration**
- ✓ New customer acquisition through **higher marketing spend**
- ✓ **Minimize dependence** on growth solely through new products
- ✓ **New products** such as Bill Pay, Joint accounts & Business Accounts

Banking & Payments | Custody & Trading | Credit & Loans

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1) This is a goal and is forward-looking. Actual results will vary, and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that this goal will be achieved, and the Company undertakes no duty to update its goals

21

Customer Profile

Fold Attracts High Value & Diverse Customers

Illustrative Customer Profile



Alex Smith

"Fold has become the best place to buy Bitcoin. You can also earn sats on each purchase. Not to mention all the new gift card merchants they've added. Definitely worth checking out if you like stacking."
- Testimonial from one of Fold's real customers

Customer Highlights

$220K	795	40	$1.2M	$600K
Household Income	*Credit Score*	*Age*	*Net Worth*	*Bitcoin Holdings*

Bio

Alex is a tech-savvy professional with a strong interest in financial independence and innovative technologies. With a stable career in software engineering, Alex has always been on the lookout for ways to optimize personal finances and explore new investment opportunities. Two years ago, Alex upgraded to Fold's premium services to gain access to advanced financial tools and resources.

Financial Goals

- Achieve **financial independence** by the age of 45
- **Diversify** investment portfolio with a focus on digital assets like Bitcoin
- Utilize Fold's services to make informed investment decisions and optimize returns

Household Income[1]


$0-$49,999
8%
Prefer not to Answer
13%
$50,000-$89,999
15%
$200,000+
23%
$90,000-$149,999
28%
14%
$150,000-$199,999

Age[1]


18-24
1%
55+
16%
25-34
15%
45-54
28%
40%
35-44

Credit Score[1]


300-580
1%
580-640
5%
640-700
11%
750-850
59%
22%
700-750

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1) Based on historical company data & customer surveys from 2022 – 2024

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24 Strictly Private & Confidential. Do Not Distribute. © Fold, Inc Management Team Visionary Leadership for Fold’s Next Growth Phase Sea n M cGow a n Controller • CPA with 10+ years experience in public and private accounting & finance roles • Supported Robinhood through its IPO as an accounting manager • Spent 5 years at PwC working on publicly traded Fortune 500 clients To m D i c k m an CTO • Deep technical background that spans across industries and verticals • Worked in software engineering roles at both RetailMeNot & Northrop Grumman N i k ki G o n c l a ves V P o f R i sk and C o m p l i anc e • 10+ years of experience in Fraud & Risk and Compliance across TradFi and DeFi • B u i l t o u t g l o bal G R C p o l i c i e s a n d p ro ce d u r e s f o r M e tallicus Will Reeves C E O & C o - Fo un d e r • Extensive background across payments, blockchain & venture • Previously, Head of Payments at Thesis & a Venture Lead at A3 Ventures A mm a a ra h K han S e n i o r P r o d u ct M anager • Served as a product manager at J.P Morgan & Notables – a white label NFT marketplace • Facilitated Goldman Sachs branching into consumer business via Marcus Wo l f e R ep ass V P o f Fi n anc e • CPA with 15+ years experience in public and private accounting & finance roles • Spent 10 years at PwC focused on Fortune 250 SEC filers • E s t a b lis h e d a ll f in a nc e a n d a ccoun t i n g p roce s s e s a t Fold

Illustrative

Transaction Summary

Key Highlights

- $381M+ enterprise value[7]
- Implied pre-money equity value of $365M[7]
  - Implied pro forma equity value of $494M
- ~$113M of cash held on the pro forma balance sheet
  - Including $80M held as bitcoin on the pro forma balance sheet at close
- Fold shareholders are rolling 100% of their equity and will own ~71.2% of the combined company

Sources and Uses

Sources	$M
Fold Rollover Equity	$365
Cash in Trust[2]	20
PIPE[3]	25
Total Sources	**$410**

Uses	$M
Equity to Fold Shareholders	$365
Cash to Balance Sheet	32.5
Transaction Expenses[4]	12.5
Total Uses	**$410**

Pro Forma Valuation[7]

Capitalization	$M
Implied Market Capitalization[1]	**$493.8**
(-) Net Cash / Bitcoin	(112.5)
Enterprise Value	**$381.3**

Pro Forma Ownership[2,3]



2.0%
6.9%
11.1%
3.9%
4.9%
71.2%
FOLD
Fold Rollover Equity
PIPE
Public Shareholders
Sponsor Shares5
Private Placement Shares
Extension Shares6

1) Implied market capitalization and pro forma ownership are based on $10.72 per share. Actual per share price to be based on redemption value in final S-4. Includes 3,545,094 million founder shares and 976,081 private placement shares. Excludes the 1,772,547 founder shares that are locked up until the earlier of 90 days following closing or stock price closing above $17.00, for 20 out of 30 consecutive trading days during the 10 years following closing. Excludes the dilutive impact of warrants, management equity plan and employee stock purchase plan.
2) Assumes 60% redemptions from ~$50M cash in trust. SPAC cash amount subject to change depending on actual redemption levels and interest earned in trust
3) Assumes $25M PIPE raised at $10.72 estimated share price
4) Reflects an estimate of transaction expenses; actual transaction expenses may vary
5) 1/3rd of Sponsor Shares are locked up until earlier of $12.00 or 6 months; 1/3rd of Sponsor Shares are locked up until earlier of $15.00 or 2 years; 1/3rd of Sponsor Shares are locked up until earlier of $17.00 or 10 years. For all tranches, the applicable 30-day trading period must end at least 90 days following the closing
6) Reflects sponsor shares allocated to certain SPAC investors in September 2023 and January 2024 to extend the lifespan of the SPAC
7) The transaction contains an adjustment in respect of BTC price movement, generally as follows: If the 60-day VWAP of Bitcoin as of the day immediately prior to the Closing Date is equal to or greater than $90,000, the pre-money equity value shall be increased by an amount equal to: (A) (1) 20% multiplied by (2) the product of (x) 1001 (representing the number of bitcoins in treasury at signing) multiplied by (y) the 60-day VWAP of Bitcoin immediately prior to Closing, less (B) an amount equal (x) 1001 multiplied by (y) the 60-day VWAP of Bitcoin immediately prior to signing. Such adjustment (i) is subject to a cap on the total amount of the adjustment and (ii) subject to adjustment in the event any treasury BTC are sold between signing and closing

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Conclusion

Fold Believes it has a Sustainable Competitive Advantage

1 Depth of Technology

- ✓ As a bitcoin-native specialty finance company, Fold's **products** are **built on bitcoin, for bitcoiners & by bitcoiners**
- ✓ **Unique product offering** catered to Fold's highly engaged customer base
- ✓ A **robust pipeline of future opportunities** with potential for cross-selling

2 First Mover Advantage

- ✓ Fold is tracking to be the **first publicly traded pure play bitcoin** financial services company
- ✓ **Proprietary data** on customer spending, saving, investing & borrowing trends that can be leveraged for penetration within existing base
- ✓ **Deep relationships** with partners, customers, & industry participants while building a brand name in the bitcoin market

3 Transferring Wealth

- ✓ Fold's bitcoin-linked financial services are creating an ecosystem where customers can integrate bitcoin into their daily lives, **enabling wealth generation** potential through everyday transactions
- ✓ **Democratizing finance** by allowing customers from all backgrounds to accumulate digital assets without the need for large investments
- ✓ Fold's **offerings contrasts** to the **capital-intensive mining** businesses and the **fee-heavy ETF** models; providing a differentiated approach for investors to gain BTC exposure in the public markets

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Strictly Private & Confidential. Do Not Distribute. © Fold, Inc Fold is a leading bitcoin financial services company dedicated to expanding access to bitcoin investment opportunities through premium financial products. By integrating bitcoin into everyday financial services, Fold aims to make the American Dream available to more people f o l d a p p . com